SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Under Rule 14a-12

MEDIA 100 INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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                  determined:)

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MEDIA 100 INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held Friday, August 22, 2003

To the Stockholders of Media 100 Inc.:

Notice is hereby given that a Special Meeting of Stockholders of Media 100 Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company, 450 Donald Lynch Boulevard, Marlboro, Massachusetts 01752, on Friday, August 22, 2003 at 10:00 a.m. to approve: the issuance and sale of 1,455 shares of the Company’s Series A Convertible Preferred Stock in a private placement on the terms and subject to the conditions described in the Proxy Statement.

The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on Monday, June 16, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors

Steven D. Shea

Secretary

July 3, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Questions and Answers

Although we urge you to read the enclosed proxy statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposal. In this proxy statement we refer to Media 100 Inc. as “Media 100”, the “Company”, “we”, “us” and “our”.

Q:	WHAT PROPOSAL ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?

A:	We are seeking approval to issue and sell 1,455 shares of Series A convertible preferred stock at a price of $1,000 per share for a total of $1,455,000 in a private placement to our largest stockholder.

Q:	HOW IS THE PRIVATE PLACEMENT STRUCTURED?

A:	On May 8, 2003, our entire board of directors unanimously approved our entering into a stock purchase agreement that provides for the issuance and sale by us to CCM Master Fund Ltd. (“CCM” or the “Purchaser”) of 2,500 shares of Series A convertible preferred stock at a price of $1,000 per share. 1,045 of the 2,500 shares have already been issued in exchange for $1,045,000 and the Company is seeking stockholder approval to issue the remaining 1,455 shares in exchange for an additional sum of $1,455,000. The Series A convertible preferred stock is convertible into our common stock at a conversion price of $0.967, or 2,583,315 shares of the Company’s common stock assuming conversion of all 2,500 shares. The conversion price represents 120% of the average closing price for the 30-day period prior to April 1, 2003. The closing of the private placement is conditioned upon certain customary closing conditions including stockholder approval requested herein.

Q:	WHY IS OUR BOARD OF DIRECTORS RECOMMENDING THE PRIVATE PLACEMENT?

A:	During our 2002 fiscal year, our management and board of directors identified our critical need to raise additional working in order to fund anticipated future growth and the continuing engineering, marketing, and selling of 844/X. Product development of 844/X began more than five years ago and we believe we have the potential to continue the effort for the next decade or longer. This additional capital, along with our existing capital, improves our financial position allowing us to continue developing 844/X.

Q:	WHY IS MEDIA 100 SEEKING APPROVAL FOR THIS PRIVATE PLACEMENT?

A:	Our common stock is listed on The NASDAQ SmallCap Market and is, therefore, subject to The NASDAQ Marketplace Rules. Rule 4350(i)(1)(B) of the NASDAQ Marketplace Rules requires stockholder approval when an issuance or potential issuance of securities will result in a change of control of an issuer. Nasdaq presumes that a change of control has occurred if the transaction results in an issuance in which an investor will hold more than 20% of the common stock or voting power on a post-transaction basis, depending on certain other factors. We have been informed by Nasdaq that the issuance of more than 20% of our common stock or voting power to CCM will be deemed a change of control. CCM will hold the equivalent of approximately 26% of the Company’s common stock if stockholders approve this transaction and it is ultimately consummated by us. We completed a transaction with CCM in May 2003 that increased their ownership of us to just below the 20% threshold. Stockholder approval is required to consummate the transaction contemplated by the private placement because CCM will own more than 20% of the Company after the transaction is completed since the number of shares of common stock that may be issued upon the conversion of the Series A convertible preferred stock combined with the number of shares the CCM already owns exceeds 20% of our total common shares outstanding.

Q:	WHAT HAPPENS IF THE PRIVATE PLACEMENT IS APPROVED?

A:

If the proposal is approved, we will consummate the private placement as soon as practicable after receipt of stockholder approval. Upon consummation of the private placement, we will issue to the purchaser 1,455 shares of Series A convertible preferred stock and the purchaser will transfer $1,455,000 to us.

Q:	WHAT HAPPENS IF THE PRIVATE PLACEMENT IS NOT APPROVED?

A:	If the proposal is not approved, the private placement will not be consummated and we will not receive the anticipated proceeds from the private placement. If we do not receive the private placement proceeds, we may need to implement changes to our business and operations, which will likely include reducing spending on engineering, marketing and sales of 844/X in order to reduce our daily operating expenditures from current levels. These reductions may hinder our ability to grow our business. Therefore, we would likely attempt to seek additional capital under a different transaction, however, this would be time consuming and a significant distraction for management and, therefore, may not provide a superior value to our stockholders than the proposed private placement.

MEDIA 100 INC.

450 Donald Lynch Boulevard

Marlboro, MA 01752

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

AUGUST 22, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Media 100 Inc., a Delaware corporation (the “Company”), for the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held on Friday, August 22, 2003 at 10:00 a.m. at the principal executive offices of the Company, located at 450 Donald Lynch Boulevard, Marlboro, Massachusetts 01752, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting. This proxy statement and accompanying notice and form of proxy will be first mailed to Media 100 stockholders on or about July 3, 2003.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock (the “common stock”) beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company, or at the Company’s request The Altman Group. No additional compensation will be paid to directors, officers or other regular employees for such services, but The Altman Group will be paid its customary fee, estimated to be $8,000 if it renders solicitation services.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s common stock at the close of business on June 16, 2003 will be entitled to notice of and to vote at the Special Meeting. At the close of business on June 16, 2003, the Company had outstanding and entitled to vote 13,085,519 shares of common stock. Each share of common stock entitles the holder of record thereof at the close of business on June 16, 2003, the record date for the Special Meeting, to one vote on the matter to be voted upon at the meeting. Holders of shares of our Series A convertible preferred stock are not entitled to vote at the Special Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. The inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether or not a matter is approved.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. The proxy may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 450 Donald Lynch Boulevard, Marlboro, Massachusetts 01752, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for submitting a proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the “SEC”) is November 17, 2003. The deadline for submitting a stockholder proposal that is not included in such proxy statement is January 29, 2004.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra conveniences for stockholders and cost savings for companies.

A number of brokers with account holders who are Media 100 stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker; direct your written request to Media 100 Inc., Steven D. Shea, Chief Financial Officer, 450 Donald Lynch Boulevard, Marlboro, Massachusetts 01752; or contact Steven D. Shea at (508) 263-5200. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF SECURITIES

IN CONNECTION WITH A FINANCING TRANSACTION

Background

The stockholders of the Company are being asked to approve the issuance and sale of 1,455 shares of Series A convertible preferred stock, par value $0.01 per share, (the “Shares”) at a price of $1,000 per share in exchange for $1,455,000 (the “Financing”) as described in further detail below. We have already issued and sold to CCM 1,045 shares of Series A convertible preferred stock for gross proceeds of $1,045,000.

THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

The purchaser in the Financing has represented to us that it is an accredited investor (as such term is defined in Regulation D under the Securities Act) and was not organized for the specific purpose of acquiring the Shares. The sale of the Shares in the Financing will be made with reliance on Regulation D promulgated under the Securities Act, which offers exemptions from the registration requirements under the Securities Act.

Stockholder Approval Required under NASD Rules

The issuance of the Shares by the Company is subject to stockholder approval pursuant to the rules of the National Association of Securities Dealers, Inc. (“NASD”) applicable to companies whose securities are traded on the NASDAQ SmallCap Market (“Nasdaq”). Rule 4350(i) of the NASD marketplace rules (the “Change of Control Rule”) requires companies that are listed on Nasdaq to obtain stockholder approval prior to issuing common stock (or securities convertible into or exercisable for common stock) if such issuance will result in a change of control of the issuer. According to the NASD’s interpretative materials, the NASD presumes that if a stockholder acquires greater than 20% of the common stock or voting power of a company, then absent other factors, such as a larger controlling shareholder, such transaction will be deemed to be a change of control requiring prior shareholder approval.

The Shares to be sold in the Financing along with the existing shares owned by the purchaser will be greater than 20% of the shares outstanding immediately prior to the Financing, thus, the Change of Control Rule applies to this transaction and, therefore, the Financing requires stockholder approval. Currently, the purchaser is the Company’s largest stockholder with just under 20% ownership of the Company, including the 1,045 shares of our Series A convertible preferred stock previously issued and sold to such Purchaser. The Financing will increase their ownership to approximately 26% on an as-converted to common stock basis. As such, the financing could be viewed under Rule 4350(i) of the NASD rules as an issuance that results in a “change of control” and, therefore, the Company is seeking stockholder approval of the Financing prior to and as a condition to completing the Financing.

Reasons for the Financing

The Board of Directors has determined that obtaining additional funds is critical to the Company’s ability to execute on its current business plan. However, because of the restrictions of the Change of Control Rule, the company is limited in the amount it may raise through the private sale of its equity securities from the purchaser without seeking stockholder approval. If the approval sought hereby is obtained and the other conditions to the

Financing are satisfied, the Company will raise an additional $1,455,000 in the Financing. Based on the size of the Company and current market conditions, management and the Board of Directors believes that a sale of the Company’s securities in a public offering at the current market price of the Company’s common stock would not likely be achievable. A public offering would also involve substantial delay and significant expense as a percentage of the total funds raised, and might be unsuccessful given current conditions in the market for public company issuances. Therefore, the Board of Directors believes that the Company’s best option for additional financing is to complete the Financing on the terms outlined in this proposal.

The Board of Directors has also determined, based on current market conditions, the extensive arms-length negotiations with the purchaser of the securities and discussions with other potential investors, that the equity securities being sold in the Financing are being issued and sold for fair value.

Consequences of Non-Approval by Stockholders

Because stockholder approval of the Financing is a condition to completion of the Financing, the purchaser would be longer be obligated to complete the Financing if stockholder approval is not obtained and the Company would not raise the additional $1,455,000 it seeks to fund its business plan. In the event the stockholders do not approve the Financing, the Company may re-evaluate its business plan and make modifications to the plan in order to preserve capital. Any changes to the business plan may result in the Company not being able to achieve its financial goals. These financial goals include revenue growth, positive cash flow and positive earnings.

Terms of the Financing

The terms of the Financing and a description of the securities being issued in the Financing are summarized below. Copies of (i) Series A Convertible Preferred Stock Purchase Agreement between Media 100 Inc. and CCM Master Fund, Ltd. dated May 14, 2003 (the “Securities Purchase Agreement”), (ii) the Certificate of Designation of Series A Convertible Preferred Stock of Media 100 Inc. dated May 13, 2003 (the “Certificate of Designation”) and (iii) the Registration Rights Agreement (the “Registration Rights Agreement”) (collectively, the “Financing Documents”) have been filed by the Company as exhibits to the Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2003, and you are encouraged to review the full text of the Financing Documents. The following summary is qualified in its entirety by reference to the more detailed terms set forth in the Financing Documents.

Purchase Price

The price per share for the Shares to be purchased in the Financing is $1,000 (the “Purchase Price”) and the number of Shares to be issued if stockholders approve the Financing is 1,455 for gross proceeds of $1,455,000. Pursuant to the stock purchase agreement, we have previously issued and sold to CCM 1,045 shares of Series A convertible preferred stock in exchange for $1,045,000. The Shares are convertible into common stock at a price per share of $0.967, which is 120% of the average closing price of the Company’s common stock for the 30-day period prior to April 1, 2003.

Terms of the Shares

Voting Rights

Each holder of outstanding Shares shall be entitled to the number of votes equal to the number of whole shares of common stock into which the Shares held by such holder are convertible, at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration; provided that when determining the number of votes to which each holder of the Shares is entitled, the conversion price (solely for the purpose of determining voting rights on an as-converted basis) shall not be lower than the highest average of the closing bid prices for a period of five days ending the day prior to each issuance of the Shares. The conversion price used to calculate the voting rights of the 1,045 Shares held by CCM is initially $1.283, meaning that such Shares have an aggregate of 814,497 votes. The conversion price used to calculate the voting rights of the Shares may change upon the issuance of the 1,455 shares, if approved by the stockholders. Except as otherwise provided, the Shares shall vote together with Shares of common stock as a single class.

The holders of at least a majority in interest of the then outstanding Shares shall be entitled to elect one director of the Company. Pursuant to this provision, Lewis Jaffe has been appointed to the Company’s Board of Directors. The holders of at least a majority in interest of the then outstanding Shares may at a meeting (or in a written consent in lieu thereof) remove and replace the director elected by the holders of Shares. The holders of a majority of the outstanding shares of the common stock and the Shares, voting (or consenting, as the case may be) together as a single class, shall be entitled to elect the remaining directors of the Company.

Dividends

The holders of the Shares are entitled to receive dividends at the same rate as dividends are paid with respect to the Company’s common stock (treating each Share as being equal to the number of shares of common stock including fractions of a share into which each Share is then convertible). The Company has never declared a cash dividend to be paid to holders of its common stock and currently has no plans to do so.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Shares then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock, an amount per share equal to $2,000 plus all accrued but unpaid dividends (the “Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of the Shares the full amount to which they shall be entitled, the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the Shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Upon the election of the holders of a majority of the then outstanding shares of Series A convertible preferred stock, certain change of control transactions such as (i) a merger or consolidation of the Company with or into another corporation, (ii) the sale of all or substantially all of the assets of the Company, (iii) or a self-tender for substantially all of the Company’s outstanding voting securities, shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of Shares to payment of the Liquidation Preference.

Protective Provisions

For so long as at least 33 1/3% of the originally issued Shares remain outstanding, the Company can not, without the consent of at least a majority of the then outstanding Shares:

•	Amend the terms of the Shares;

•	Change the number of authorized shares of Series A convertible preferred stock;

•	Create any class or series of shares senior to the Series A convertible preferred stock;

•	Purchase or redeem any shares of common stock, with certain exceptions; or

•	Change the number of members of the Board of Directors from five members.

Optional Conversion

Each Share shall be convertible, at the option of the holder thereof, into such number of shares of common stock as is determined by dividing an amount equal to $1,000 per share for each Share by $0.967 (the

“Conversion Price”). Each Share is initially convertible into 1,034 shares of common stock. If all 2,500 Shares are surrendered for conversion, we will issue 2,583,315 shares of common stock. Such initial Conversion Price, and the rate at which each Share may be converted into shares of common stock, shall be subject to adjustment for stock splits, stock dividends, combinations, reorganizations, reclassifications, recapitalizations or other similar events.

Mandatory Conversion

Holders of at least seventy-five percent of the then outstanding Shares can elect in writing to convert all of the Shares into common stock. If the closing price of the common stock as reported by The Wall Street Journal shall exceed 300% of the Conversion Price for 45 consecutive trading days, then at such time all the outstanding Shares shall automatically convert into shares of common stock.

Registration Rights

Restricted Securities

The issuance of the Shares will not be registered under the Securities Act or any other applicable securities laws and the Shares will therefore be deemed “restricted securities” under the Securities Act. As a result, the Shares may only be sold, assigned, transferred or otherwise disposed of by the purchaser if subsequently registered or an exemption from registration is available.

Registration of the Resale of the Shares

Demand Registration on Form S-1

The Company agreed, upon the request of the holders of a majority of the then outstanding Shares at any time after May 14, 2004, to register for sale under the Securities Act all or any portion of the shares of common stock issued upon conversion of the Shares (“Conversion Shares”) held by such requesting holder or holders; provided that such shares constitute in the aggregate at least fifty percent of the Shares then outstanding, and have an aggregate offering price to the public of not less than $3 million. The Company is obligated to register shares for resale under this provision on two occasions only. The Company agreed to pay for all expenses related to the registration of the Conversion Shares other than selling expenses such as broker’s commissions and underwriters discounts, if any.

Registration on Form S-3

The Company agreed, upon the request of a holder or holders of Shares at any time after May 14, 2004, to register for sale under the Securities Act all or any portion of the Conversion Shares held by such requesting holder or holders; provided that the Company is eligible to file a registration statement on Form S-3 and have an aggregate offering price to the public of not less than $1.5 million.

Incidental Registration

The Company agreed that if the Company proposes to register for sale any shares of its common stock, whether or not for its own account, it shall, if requested by a holder of Shares and subject to certain exceptions, use its best efforts to include the Conversion Shares of such holder in the proposed registration statement.

Right of First Refusal

The Company agreed that it will not, subject to certain exceptions, issue or sell any shares of common stock or any other equity security of the Company, unless the Company first offered to sell such securities to the holders of the Shares. Each holder shall have the right, but not the obligation, to purchase that portion of the offered securities as the number of shares of Shares then held by such holder bears to the total number of outstanding shares of common stock of the Company on such date and on a fully-diluted basis and giving effect to the conversion, exercise or exchange of all securities of the Company which may be converted to or exercised or exchanged for common stock of the Company. The price and other terms on which the holders shall purchase the offered securities, if any, shall be the same as shall apply to the proposed issuance of offered securities by the Company. This right of first refusal terminates when less than 20% of the originally issued Shares remain outstanding, or May 14, 2008, if earlier.

Potential Deficiency Payments

The Company agreed that, if on September 19, 2003, the Stockholders’ Equity of the Company is less than $3,400,000, the Company shall pay on May 31, 2004 a cash dividend of $100 per Share to the holders on May 1, 2004 (the “Initial Deficiency Payment”).

Starting on May 31, 2004 and for each fiscal quarter thereafter, if the Stockholders’ Equity of the Company is less than $4,900,000, then we have agreed to pay $50 per Share to the holders thereof for each fiscal quarter (the “Continuing Deficiency Payments”) until the Stockholders’ Equity of the Company equals or exceeds $5,500,000 for two consecutive fiscal quarters (the “Stockholders’ Equity Threshold”). If at the end of any fiscal quarter after the Stockholders’ Equity Threshold is met, the Stockholders’ Equity of the Company is less than $5,500,000, then we have agreed to pay $50 per Share to the holders thereof for each fiscal quarter until the Stockholders’ Equity of the Company again equals or exceeds $5,500,000 for two consecutive fiscal quarters (the “Subsequent Deficiency Payments” and together with the Initial Deficiency Payment and the Continuing Deficiency Payments, the “Deficiency Payments”). The Stockholders’ Equity of the Company shall be as reported on the Company’s period filings with the SEC and as adjusted to exclude the effect of certain agreed upon items, including the payment of the Deficiency Payments.

The Deficiency Payments may only be paid out of funds legally available therefor and the amounts of such Deficiency Payments are subject to equitable adjustment for stock splits, recapitalizations and other similar events. The Deficiency Payments shall be paid when due, or upon the earlier of the redemption or repurchase of the Shares by the Company or the liquidation, dissolution or winding up of the Company.

Use of Proceeds

The Company intends to use the proceeds from the sale of the Shares for working capital and general corporate purposes. The Company has invested significant capital into its next-generation product line, 844/X, and plans to continue funding the product development of the underlying technology and further enhance its sales and distribution of the product line.

Board Recommendation

Although the issuance of the Shares in connection with the Financing will have a dilutive effect on the Company’s current stockholders, the Board of Directors believes that stockholder approval of the Financing is in the best interest of the Company because the Company requires additional capital to assure funding of its business operations into next year and beyond. Accordingly, the Board of Directors strongly recommends the approval of the Financing.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Financing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, MANAGEMENT AND PURCHASERS IN THE FINANCING

Common Stock

The following table sets forth certain information regarding the Company’s common stock owned as of May 20, 2003 (except as noted below) by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each of the Company’s directors, (iii) the Chief Executive Officer and each of the other individuals with the title of Executive Officer (hereafter referred to as the “Named Executive Officers”) and (iv) all current executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that each of the persons or entities named in this table has sole voting and investment power with respect to all the shares of common stock indicated.

	Number of Shares Beneficially
Directors and Named Executive Officers	Owned(1)	Percent(1)
Maurice L. Castonguay(2)	72,500	*
David Cobosco(3)	106,517	*
Lewis Jaffe(4)	0	*
John A. Molinari(5)	505,534	3.38%
Giles Rae(6)	104,629	*
Steven D. Shea(7)	171,423	1.15%
Roger W. Redmond(8)	28,440	*
Paul J. Severino(9)	137,840	*
All executive officers and directors as a group (8 persons in all)	1,126,882	7.53%

Additional 5% Stockholders

Coghill Capital Management(10)	2,603,158	17.39%
One North Wacker Drive, Suite 4725
Chicago, Illinois 60606

The Clark Estates(11)	1,092,800	7.30%
One Rockefeller Plaza
31st Floor
New York, New York 10020

*	Represents less than 1%.

(1)	The number and percent of the outstanding shares of common stock treat as outstanding all shares issuable on options exercisable within sixty days of May 20, 2003 held by a particular beneficial owner that are included in the first column. In calculating the percentages, 1,080,662 shares of common stock that can be issued upon conversion of the 1,045 shares of Series A convertible preferred stock held by CCM have been included.
(2)	Includes 47,500 shares subject to options exercisable within sixty days of May 20, 2003.
(3)	Includes 82,382 shares subject to options exercisable within sixty days of May 20, 2003.
(4)	Mr. Jaffe became a director on May 14, 2003.
(5)	Includes 356,547 shares subject to options exercisable within sixty days of May 20, 2003.
(6)	Includes 96,757 shares subject to options exercisable within sixty days of May 20, 2003.
(7)	Includes 159,657 shares subject to options exercisable within sixty days of May 20, 2003.
(8)	Includes 22,500 shares subject to options exercisable within sixty days of May 20, 2003.
(9)	Includes 37,500 shares subject to options exercisable within sixty days of May 20, 2003.
(10)

As reported in, and based solely upon, a 13G/A dated May 23, 2003 filed with the Securities and Exchange Commission by Coghill Capital Management, LLC and its affiliates. Includes 1,080,662 shares that can be issued upon conversion of the 1,045 shares of Series A convertible preferred stock held by CCM. If the proposal in this proxy statement is approved, CCM will have the right, subject to certain closing conditions, to acquire an additional 1,455 shares of our Series A convertible preferred stock which are convertible into 1,504,653 shares of our common stock.
(11)	As reported in, and based solely upon, a 13G/A dated February 14, 2003 filed with the Securities and Exchange Commission by The Clark Estates, Inc.

Series A Convertible Preferred Stock

Coghill Capital Management, LLC has voting and dispositive power over all 1,045 shares of our issued and outstanding shares of our Series A convertible preferred stock. CCM is controlled by Coghill Capital Management, LLC.

ADJOURNMENT OF MEETING

In the event that sufficient votes in favor of the Financing described in this Proxy Statement or any other matter presented hereunder are not received by August 22, 2003, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the Financing and all such other matters. They will vote against any such adjournment those proxies withholding authority to vote on the Financing and voting against or abstaining with respect to all other such matters. The Company will pay the costs of any additional solicitation and of any adjourned meetings.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP (“Ernst & Young”) has served as the Company’s independent auditors since June 19, 2002. Representatives of Ernst & Young attended the Company’s Annual Meeting held earlier this year on April 15, 2003. The Company does not expect representatives of Ernst & Young to be present at this Special Meeting.

CERTAIN RELATIONSHIPS

On May 14, 2003, the Company entered into a stock purchase agreement pursuant to which the Company and CCM would consummate the Financing. The Company has already issued and sold to CCM 1,045 shares of our Series A convertible preferred stock for gross proceeds of $1,045,000. If the stockholders approve the proposal, CCM will, subject to satisfaction of all closing conditions, purchase an additional 1,455 shares of our Series A convertible preferred stock for gross proceeds of $1,455,000. CCM currently owns approximately 11.1% of the Company’s common stock and 1,045 shares of Series A convertible preferred stock. Lewis Jaffe has been appointed to the Company’s Board of Directors as the Director elected by the holders of the Shares.

INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has been previously filed with the SEC, so the information should be considered part of the filing you are reading. This proxy statement incorporates by reference our Annual Report on Form  10-K that we filed with the SEC on February 28, 2003 and our Quarterly Report on Form 10-Q that we filed with the SEC on April 14, 2003, both of which include important information about the Company and the Company’s financial condition which is not set forth in this proxy statement. This proxy statement also includes our Current Report on Form 8-K that we filed with the SEC on May 21, 2003. A copy of our Form 10-K, Form 10-Q and Form 8-K has been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov.

OTHER MATTERS

No other matters will be presented for consideration at the Special Meeting.

By order of the Board of Directors

Steven D. Shea

Corporate Secretary

June 11, 2003

DETACH HERE

PROXY

MEDIA 100 INC.

SPECIAL MEETING OF STOCKHOLDERS

AUGUST 22, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John A. Molinari and Steven D. Shea, each of them with power of substitution to each, to represent and to vote at the Special Meeting of Stockholders to be held on August 22, 2003 at 10:00 a.m., and at any adjournments or postponements thereof all shares of common stock of the Company as to which the undersigned would be entitled to vote if present. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters that may come before the meeting, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted FOR the issuance and sale of 1,455 shares of the Company’s Series A convertible preferred stock in a private placement on the terms and subject to the conditions described in the Proxy Statement and in the discretion of the named proxies as to any other matter not known a reasonable time before this solicitation that may come before this meeting or any adjournments or postponements thereof.

CONTINUED AND TO BE SIGNED ON REVERSE [SEE REVERSE SIDE]

DETACH HERE

PLEASE MARK

☒	VOTES AS IN

THIS EXAMPLE.

The Board of Directors recommends a vote FOR the following proposals:

PLEASE DO NOT FOLD THIS PROXY.

Proposal No. 1 – The issuance and sale of 1,455 shares of the Company’s Series A convertible preferred stock in a private placement on the terms and subject to the conditions described in the Proxy Statement

The issuance and sales of 1,455 shares of the Company’s Series A convertible preferred stock In a private placement on the terms and subject to The conditions described in the Proxy Statement.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR THE ISSUANCE AND SALES OF 1,455 SHARES OF THE COMPANY’S SERIES A CONVERTIBLE PREFERRED STOCK IN A PRIVATE PLACEMENT ON THE TERMS AND SUBJECT TO THE CONDITIONS DESCRIBED IN THE PROXY STATEMENT. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign your name exactly as it appears on your stock certificates, write in the date and return this proxy as soon as possible. If the stock is registered in more than one name, each joint owner should sign personally. Attorney, executor, administrator, trustee or guardian must give full title as such. Only authorized officers should sign for corporations and should state his or her title.

Signature: Date: Signature: Date: